 Exhibit 99.1.2.2
Release Agreement and Covenant Not to Sue
This Release Agreement and Covenant Not to Sue is made and given as of the 13th of January 2006, by Rick Lepley (“Executive”), in favor of and for the benefit of Office Depot, Inc. (the “Company”) (collectively the “Parties”) (the “Release Agreement”).
Recitals
A.	Executive and the Company are parties to an Employment Agreement originally dated March 22, 2004 (the “Employment Agreement”), which Employment Agreement is being terminated by mutual agreement between the Parties as of May 1, 2006 (the “Retirement Date”). The following provisions of the Employment Agreement, however, shall survive the Retirement Date and are specifically incorporated in this Release Agreement: Sections 5, 6, 8, and 9 through 19 for an unlimited time, and Section 7 for eighteen (18) months after the Retirement Date. To the extent that there is any conflict between the Terms of the Employment Agreement and this Release Agreement, the terms of the Release Agreement shall control; and
B.	As a condition of receipt of the benefits provided under the Employment Agreement and the payments and benefits being provided to Executive, including without limitation the severance benefits and other consideration provided by the Company to Executive and by Executive to the Company, the receipt and sufficiency of which are acknowledged by the Parties, the Parties have agreed to enter into this Release Agreement.
Now therefore, in consideration of the foregoing recitals and other good and valuable consideration, the parties hereby agree as follows:
1. Benefits and Consideration. Notwithstanding any term contrary in the Employment Agreement or otherwise, Executive and the Company agree to the following payment of monies, benefits and other terms.

     a. The Company will pay to Executive the lump sum amount of $1,035,000 million, less applicable taxes and other deductions required by law (the “Lump Sum”). Such Lump Sum payment shall be made in full on November 3, 2006. In the event of Executive’s death or disability prior to payment of the Lump Sum, said payment shall be disbursed to Executive’s estate in accordance with Executive’s Last Will And Testament or applicable law in the event of death, or to Executive’s personal representative in the event of disability.
     b. Executive shall have until November 5, 2007, in which to exercise any and all stock options that are vested as of the Retirement Date.
     c. The remaining installments of Executive’s Retention Restricted Stock award will be delivered, less applicable taxes and other deductions required by law, on November 3, 2006.
     d. All stock options scheduled to vest through and including May 1, 2006 shall continue to vest.
     e. Executive will receive his regularly scheduled pay through the Retirement Date and will remain bonus eligible for 2005 performance, based upon the Company’s executive bonus plan.
2. Section 409A Amendment. At all times from and after January 1, 2005, this Release Agreement and the Employment Agreement between you and the Company shall be operated in accordance with the requirements of Section 409A of Internal Revenue Code. Any action that may be taken (and, to the extent possible, any action actually taken) by you and the Company shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A of the Internal Revenue Code. If the failure to take an action with respect to this Release Agreement and/or the Employment Agreement would violate Section 409A of the Internal Revenue Code, then to the extent it is possible thereby to avoid a violation of Section 409A of the Internal Revenue Code, the rights and effects under this Release Agreement and/or the Employment Agreement, as applicable, shall be altered to avoid such violation. Any provision in this Release Agreement or the

Employment Agreement that is determined to violate the requirements of Section 409A of the Internal Revenue Code shall be void and without effect. In addition, any provision that is required to appear in this Release Agreement or the Employment Agreement to satisfy the requirements of Section 409A of the Internal Revenue Code, but that is not expressly set forth, shall be deemed to be set forth therein, and this Release Agreement and/or the Employment Agreement, as applicable, shall be administered in all respects as if such provision were expressly set forth. In all cases, the provisions of this paragraph shall apply notwithstanding any contrary provision of this Release Agreement and/or the Employment Agreement that is not contained in this paragraph. The Employment Agreement is hereby amended to include this paragraph.
3. Releases. In consideration of the payments and other benefits being provided to Executive by the Company, which are hereby acknowledged and agreed as being over and above any existing obligations of the Company to Executive as of the date hereof and as constituting sufficient consideration for his agreements set forth herein, Executive hereby RELEASES and FOREVER DISCHARGES the Company and all of its subsidiaries, affiliated companies, and their respective predecessor entities, their present and former officers, directors, shareholders, agents, employees, legal representatives, successors, trustees, fiduciaries and assigns (individually a “Released Party” and collectively the “Released Parties”) of and from (and does hereby WAIVE) any and all rights, claims, grievances or causes of action (or rights to mediation or arbitration) which Executive has or could assert, or which could be asserted on his behalf (collectively “Claims”), against the Released Parties from the beginning of time through the date of the signing of this Release Agreement, including but not limited to those relating in any manner to his hiring, employment with the Company or any Released Party, or his separation from such employment, whether by reason of contract or of any state, federal, or local law, ordinance, or rule, except of course, any rights provided to Executive by this Release Agreement. However, nothing contained in this Release Agreement shall be construed to release Executive’s vested rights under the terms of any employee benefit plan (including without limitation any defined contribution retirement plans) of the Company in effect during his employment with the Company.

Executive agrees that this Release Agreement and the release contained herein further includes but is not limited to any and all claims arising under the Florida Civil Rights Act of 1992, the Florida Whistle Blower Act, the Florida Wage Discrimination Law, the Florida Equal Pay Act, the Florida AIDS Act, the Florida Discrimination on the Basis of Sickle Cell Trait Law, the Florida OSHA Law, the Florida Wage Payments Laws, Florida’s statutory provisions regarding retaliation/discrimination for filing a workers’ compensation claim, the Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, as amended, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act of 2002, section 409A of the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act (ERISA), as amended, or claims growing out of any legal restrictions on the Company’s right to terminate its employees, or any other statute, rule, regulation, state or local law, or ordinance, and any and all common law claims of any nature whatsoever.
Executive understands, among other matters, that he is waiving and releasing the Released Parties from and against any and all Claims, including without limitation, claims for pain and suffering, emotional distress, compensatory and punitive damages and for employment discrimination based upon age (including claims under the federal Age Discrimination in Employment Act of 1967, as amended the “ADEA”) or any comparable state laws. He also understands that he is waiving and releasing any Claims based upon gender, national origin, race or color, mental or physical handicap or disability or religious belief.
4. Waiver. Executive also WAIVES ANY AND ALL RIGHTS under the laws of any jurisdiction in the United States that would or might limit the foregoing release.
5. Covenant Not to Sue. Executive also COVENANTS NOT TO SUE the Released Parties, or any Released Party, for any Claims released hereby.
6. Exclusions from Release. Executive is not releasing and hereby expressly retains any and all rights to which he is entitled under the terms of this Release Agreement. Executive also excludes from this Release Agreement and retains any claim for indemnification to which he may be entitled as a former officer and director of the Company, whether by contract or under applicable law or the Bylaws of the Company, and the Company hereby affirmatively agrees to honor such indemnification obligations.

7. Confidentiality, Cooperation. Executive acknowledges and agree that the terms and provisions of this Release Agreement, as well as any and all incidents leading to or resulting from this Release Agreement, are confidential and that Executive shall not discuss them with any individual without the prior written consent of the Company’s Executive Vice President – Human Resources or General Counsel, except this Release Agreement shall not prohibit Executive from making required confidential disclosures to Executive’s attorney, accountant, or legally required disclosures to any governmental authority, or discussing the matter with Employee’s respective immediate family on a need to know basis or as otherwise required by law. Executive further agrees that all documents, records, techniques, business secrets and other information that have come into his possession from time to time during his affiliation with the Company shall be deemed to be confidential and proprietary to the Company and shall be its sole and exclusive property. Executive agrees to keep confidential and not use or divulge to any other individual or harm or destroy any of the Company’s confidential information and business secrets, except as required by law, and that Executive will promptly return to the Company any and all confidential and proprietary information, and all property, equipment and materials of the Company that are in his possession or under his control. He will cooperate with the Company, in any litigation or administrative proceeding involving any matters with which he was involved during his employment with the Company. The Company shall reimburse Executive for travel and expenses approved in advance in writing by the Company, which Executive incurred in providing such assistance.
8. No Disparagement. Except as otherwise required by law, Executive agrees that he will not make any remarks disparaging the conduct or character of the Company or any of its officers, directors, employees or agents dealing in any manner with his tenure as an executive with the Company.
9. Executive’s Rights Under Laws Intended for his Benefit in Signing this Release Agreement. The Company hereby advises Executive that he should consult with an attorney before signing this Release Agreement. Executive will have twenty-one (21) calendar days from the day he receives this Release Agreement to execute it. Executive agrees that any modifications, material or otherwise, made to this Release Agreement do not restart or affect in any manner the original twenty-one (21) day consideration period. If Executive has not executed this Release Agreement by the twenty-first day, it will be null and void and revoked. Executive understands and acknowledges that he has seven (7) calendar days following his execution of this Release Agreement to revoke his acceptance of this Release Agreement (the “Revocation Period”) and that this Release Agreement shall not become effective or enforceable until the Revocation Period has expired. If Executive revokes this Release Agreement within the seven (7) calendar days, this Release Agreement will be null and void. If Executive does not revoke his execution of this Release Agreement within the seven (7) calendar days, it will become effective as of the date hereof. Revocation of this Release Agreement must be made by delivering a written notice of revocation to the Company’s General Counsel. For this revocation to be effective, written notice must be received by the General Counsel no later than the close of business on the seventh day after Executive signs this Release Agreement. In addition, Executive understands and acknowledges that no monies or other benefits will be paid to Executive pursuant to the terms of the Release Agreement, until the end of the Revocation Period, except for any amounts otherwise required by law. Should Executive revoke this Release Agreement or refuse to execute this Release Agreement within the time frame provided herein, Execution will not be entitled to any monies or other benefits, as prescribed in this Release Agreement. In such case, Executive shall only be entitled to those severance benefits allowed under Section 4(c) of the Employment Agreement.
Executive acknowledges he has read and fully considered the foregoing Release Agreement and has had the opportunity to discuss the advisability of entering into this Release Agreement with his counsel. Executive acknowledges that he in fact has been given at least twenty-one (21) calendar days to review and consider the provisions of this Release Agreement and that he is voluntarily and knowingly signing this Release Agreement.

10. Miscellaneous. This Release Agreement shall be governed in all respects by the laws of the State of Florida. This Release Agreement shall not be construed against either party by virtue of the drafting hereof by the Company. This Release Agreement constitutes the entire written understanding of the parties with respect to the subject matter hereof, and may not be modified, amended or revoked except in writing signed by each party. This Release Agreement shall inure to the benefit and be binding upon the respective successors, heirs, personal representatives permitted assignees of the parties. The provisions of this Release Agreement may not be assigned by the Executive without the prior written consent of the Company.
11. Attorneys’ Fees. In any action or proceeding relating to and/or in connection with this Release Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs from the other party.
12. Counterparts and Facsimile Signatures: This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be considered original signatures.
In testimony whereof, witness the signatures of the parties as of the date first written above.

Executive	Office Depot, Inc.

/s/ Rick Lepley	/s/ David C. Fannin

Rick Lepley	Its: EVP, General Counsel
David C. Fannin

Date: January 13, 2006	Date: January 13, 2006